Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-143946, 333-29157, 333-61640, 333-102383, and 333-108032 on Form S-8 of our report dated June 13, 2008, appearing in this Annual Report on Form 11-K of Bank of Granite Employee’s Profit Sharing Retirement Plan and Trust for the year ended December 31, 2007.
/s/ Dixon Hughes PLLC
Dixon Hughes PLLC
Charlotte, North Carolina
June 13, 2008